SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (the "Agreement"), is entered into and made effective as of June 28, 2005, by and between CKRUSH ENTERTAINMENT, INC., a Delaware corporation with its principal place of business located at 1414 Avenue of the Americas, Suite 406, New York, NY 10019 (the "Company"), and the CORNELL CAPITAL PARTNERS, LP (the "Secured Party").

     WHEREAS, the Company and Headliners Entertainment, Inc. ("Headliners") entered into a Subscription Agreement dated as of the date hereof (the
"Subscription Agreement") in connection with an investment by Headliners in units of revenue participation rights (the "Units") in connection with two motion pictures (the "Pictures");

     WHEREAS, Cornell has purchased, and Headliners has issued to Cornell, a Convertible Debenture dated as of the date hereof with a principal amount of $3,000,000 (the "Convertible Debenture"), the net proceeds of which will be used by Headliners for its purchase of the Units;

     WHEREAS, to induce Cornell to purchase the Convertible Debenture and to finance Headliners investment in the Pictures, Cedric Kushner Promotions, Inc. ("CKP"), the Company, and the Secured Party have entered into a Guaranty Agreement, dated as of the date hereof (the "Guaranty Agreement") pursuant to which CKP and the Company Guaranty the repayment of the Convertible Debenture to Cornell.

     WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Convertible Debenture and the Guaranty Agreement the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on Exhibit A hereto (collectively referred to as the "Pledged Property") until the satisfaction of the Obligations, as defined herein below.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATIONS

     Section 1.1. Recitals.

     The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

     Section 1.2. Interpretations.

     Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

     Section 1.3. Obligations Secured.

     The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the Secured Party under the Guaranty Agreement (collectively, the "Obligations").

                                   ARTICLE 2.

                 PLEDGED PROPERTY, ADMINISTRATION OF COLLATERAL
                      AND TERMINATION OF SECURITY INTEREST

     Section 2.1. Pledged Property.

          (a) Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to all of the property of the Company as set forth in Exhibit "A" attached hereto and the products thereof and the proceeds of all such items (collectively, the "Pledged Property"):

          (b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

     Section 2.2. Rights; Interests; Etc.

          (a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

               (i) the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof or applicable law; and

               (ii) the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

          (b) Upon the  occurrence  and  during the  continuance  of an Event of
Default:

               (i) All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the


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sole right to exercise  such rights and to receive and hold as Pledged  Property such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Property pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

               (ii) All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of
Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

               (iii) The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

          (c) An "Event of Default" shall be deemed to have occurred under this Agreement upon an Event of Default under the Guaranty Agreement.



                                   ARTICLE 3.

                          ATTORNEY-IN-FACT; PERFORMANCE

     Section 3.1. Secured Party Appointed Attorney-In-Fact.

     Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.

     Section 3.2. Secured Party May Perform.

     If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

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
                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Authorization; Enforceability.

     Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

     Section 4.2. Ownership of Pledged Property.

     The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

                                   ARTICLE 5.

                    DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

     Section 5.1. Default and Remedies.

          (a) If an Event of Default described in Section 2.2(c) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable.

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
          (b) Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Property, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and
(iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

     Section 5.2. Method of Realizing Upon the Pledged Property: Other Remedies.

     Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Property:

          (a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days' prior written notice of the time and place or of the time after which a private sale may be made (the "Sale Notice")), which notice period is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

          (b) Any cash being held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Property shall be applied as follows:

               (i) to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

               (ii) to the payment of the Obligations then due and unpaid.

               (iii) the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

     (c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

               (i) If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

               (ii) The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of this Agreement, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in
Section 8.3 hereof.

     Section 5.3. Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of previous security holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

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
               (i) to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

               (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

     Section 5.4. Duties Regarding Pledged Property.

     The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party's possession.

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

     Section 6.1. Existence, Properties, Etc.

          (a) The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company's due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and

          (b) the Company shall not do, or cause to be done, any act impairing the Company's corporate power or authority to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term "Material Adverse Effect" shall mean any material and adverse affect, whether individually or in the aggregate, upon (a) the Company's assets, business, operations, properties or condition, financial or otherwise; (b) the Company's failure to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

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
     Section 6.2. Contracts and Other Collateral.

     The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

     Section  6.3.  Defense of  Collateral,  Etc.

     The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss could have a material adverse effect, the Company shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

     Section 6.4 Notice of Default.

     The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement or the Guaranty Agreement promptly upon the occurrence thereof.

     Section 6.5 Notice of Litigation.

     The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

     Section 7.1. Liens and Encumbrances.

     The Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.

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                                   ARTICLE 8.

                                  MISCELLANEOUS

     Section 8.1. Notices.

     All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:                 Cornell Capital Partners, LP
                                         101 Hudson Street-Suite 3700
                                         Jersey City, New Jersey 07302
                                         Attention:  Mark Angelo
                                                     Portfolio Manager
                                         Telephone:  (201) 986-8300
                                         Facsimile:  (201) 985-8266

With a copy to:                          David Gonzalez, Esq.
                                         101 Hudson Street, Suite 3700
                                         Jersey City, NJ 07302
                                         Telephone:  (201) 985-8300
                                         Facsimile:  (201) 985-8266



And if to the Company:                   Ckrush Entertainment, Inc.
                                         1414 Avenue of the Americas, Suite 406
                                         New York, NY 10019
                                         Attention:  Jim DiLorenzo


With a copy to:                          Troutman Sanders LLP
                                         The Chrysler Building
                                         405 Lexington Avenue
                                         New York, NY 10174
                                         Attention:  Michael D. Friedman, Esq.
                                         Telephone:  (212) 704-6309
                                         Facsimile:  (212) 704-6288

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     Any party may  change  its  address  by  giving  notice to the other  party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

     Section 8.2. Severability.

     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     Section 8.3. Expenses.

     In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

     Section 8.4. Waivers, Amendments, Etc.

     The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

     Section 8.5. Continuing Security Interest.

     This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

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     Section 8.6. Independent Representation.

     Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

     Section 8.7. Applicable Law: Jurisdiction.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United
States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

     Section 8.8. Waiver of Jury Trial.

     AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

     Section 8.9. Entire Agreement.

     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.



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     IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this  Security
Agreement as of the date first above written.


                                           COMPANY:
                                           CKRUSH ENTERTAINMENT, INC.

                                           By: /s/  Jim DiLorenzo
                                               ------------------
                                           Name:    Jim DiLorenzo
                                           Title:   President


                                           SECURED PARTY:
                                           CORNELL CAPITAL PARTNERS, LP

                                           By:      Yorkville Advisors, LLC
                                           Its:     General Partner

                                           By: /s/  Mark Angelo
                                               ----------------
                                           Name:    Mark Angelo
                                           Title:   Portfolio Manager






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                                    EXHIBIT A
                         DEFINITION OF PLEDGED PROPERTY


     For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:


          (a) any and all rights or interests of the Company in TV The Movie Holdings, LLC, and Beer League Holdings, LLC including, without limitation, any distributions from TV The Movie Holdings, LLC and Beer League Holdings, LLC, any distributions under the limited liability company operating agreements of TV The Movie Holdings, LLC and Beer League Holdings, LLC, any and all rights to the proceeds of the movies being made by TV The Movie Holdings, LLC, Beer League Holdings, LLC and its subsidiaries, however titled (which are currently titled "TV The Movie" and "Beer League"), derived from the commercial exploitation of the movie, on a worldwide basis in perpetuity, including, without limitation, the proceeds of the screenplay and script upon which it is based, and any and all other proceeds from the commercial exploitations thereof, including (without limitation) any and all proceeds derived from the commercial exploitation of:
(i)  motion  picture,   film,  video  tape,  digital  or  other  productions  or
embodiments of the foregoing, whether made for theatrical, non-theatrical, television, broadcast, cable, satellite, syndication, internet, video, pay per view, dvd, tape, hd, tivo or other medium or manner of intermediate or ultimate delivery, and whether recorded or preserved on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device (whether now known or hereafter developed), or any other parts of or work related thereto, related trailers, "making of" or other features, and masters, prints or other storage or embodiment thereof, in each case whether rough, deleted, finished or final, (ii) screenplays, props and other production materials, and still prints, promotional materials and rights, (iii) box office share, payments, percentages, fees, revenues and other proceeds from any and all of the foregoing, and (iv) and other rights, powers, privileges, remedies and interests of the Pledgor under, in or with respect to any of the foregoing.


          (b)  all  products  and  proceeds   (including,   without  limitation,
insurance proceeds) derived from the above-described Pledged Property.



                                      A-1